UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2007 (February 24, 2007)

WELLPOINT, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Indiana	001-16751	35-2145715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 26, 2007, WellPoint, Inc. (the “Company”) announced the promotion of Angela F. Braly to President and Chief Executive Officer, effective June 1, 2007. Ms. Braly, age 45, will succeed Larry C. Glasscock, who will retire June 1, 2007, as President and Chief Executive Officer. Mr. Glasscock will continue to serve the Board of Directors as its non-executive Chairman, in accordance with the succession plan approved by the Board.

Ms. Braly has served as Executive Vice President, General Counsel and Chief Public Affairs Officer of the Company since April 1, 2005. Previously, Ms. Braly served as President and CEO of Blue Cross and Blue Shield of Missouri (a subsidiary of the Company) since August 2003 and as General Counsel of RightCHOICE Managed Care Inc. (then the parent company of Blue Cross Blue Shield of Missouri) since January 1999. Prior to that, Ms. Braly was a partner at the Missouri law firm of Lewis, Rice and Fingersh, L.C.

In his capacity as non-executive Chairman of the Board, Mr. Glasscock will be eligible to receive the compensation paid to other non-employee directors and will be paid an additional retainer of (i) $437,500 for the period of his service as non-executive Chairman during calendar year 2007, provided that he will not be eligible for director equity grants for 2007, (ii) $500,000 for service as non-executive Chairman for calendar year 2008, and (iii) $250,000 per year for such service thereafter, taking into consideration the additional time and commitments attendant to the duties of this position.

In connection with Ms. Braly’s promotion, she and the Company have entered into an Employment Agreement, dated as of February 24, 2007 and effective as of June 1, 2007 (the “Employment Agreement”), which will replace Ms. Braly’s previous employment agreement with the Company, dated November 1, 2006. The material terms of the Employment Agreement are as follows:

•

Ms. Braly will serve as President and Chief Executive Officer of the Company commencing June 1, 2007, for a term of at least three years, which term will then be extended each day by one day until a date that is the first annual anniversary of the first date on which either party gives the other notice of non-renewal.

•	Ms. Braly will receive a base annual salary of $1,100,000 and will be eligible to receive an annual target incentive bonus of not less than 120% of her base salary.

•	As part of her promotion, Ms. Braly will become a member of the Board of Directors commencing June 1, 2007.

•

Ms. Braly, her spouse and their eligible dependents shall be entitled to participate in any employee benefit plan of the Company, at a level commensurate with Ms. Braly’s position, subject to satisfying the applicable eligibility requirements therefor. Upon termination of her employment under certain circumstances, she will be eligible to continue receipt of such benefits as detailed in the Employment Agreement.

•

Ms. Braly will be eligible to participate in the Company’s equity incentive plans on a basis commensurate with her position, performance, and competitive practice, all determined by the Compensation Committee in its sole discretion. The Employment Agreement provides for accelerated vesting of equity grants upon a Change in Control followed by termination without Cause or for Good Reason, as those terms are defined therein.

•

Absent a Change in Control, in the event of a termination of her employment without Cause or for Good Reason, Ms. Braly will receive a severance payment of twice her base salary and target incentive bonus in effect that year.

•

In connection with a Change in Control, in the event of a termination of her employment without Cause or for Good Reason, Ms. Braly will receive a severance payment of three times her base salary and target incentive bonus in effect that year.

•

If any benefit received by Ms. Braly pursuant to the Employment Agreement is or becomes subject to any Excise Taxes (as defined in the Employment Agreement) or any similar tax payable under any United States federal, state, local or other law, then the Company will pay Ms. Braly the amount (potentially a reduced amount which will allow her to avoid Excise Taxes) which would result in her retaining, after application of all applicable taxes, the greater after-tax amount. If the reduced amount of payment sufficient to avoid the imposition of Excise Taxes is 10% of Ms. Braly’s base salary or greater, then there will be no reduction and the Company will instead pay Ms. Braly a Gross-up Payment (as defined in the Employment Agreement), which fully reimburses her for the amount of such Excise Taxes.

•

Ms. Braly will be subject to certain restrictive covenants such as confidentiality, non-competition, non-solicitation and non-disparagement during her employment and in certain cases for specified periods of time after the termination of her employment. Breaches of these restrictive covenants will subject her to cessation and recoupment of severance pay and certain other severance benefits as detailed in the Employment Agreement.

The above description of the Employment Agreement is not complete and is qualified entirely by reference to the text of that agreement, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, under the terms of the Employment Agreement, Ms. Braly and the Company will enter into stock option and restricted stock agreements (the “Stock Option and Restricted Stock Agreements”) under which Ms. Braly will receive equity grants as follows:

•	2007 Annual Award as General Counsel of stock options to purchase 80,000 shares of common stock of the Company (“Common Stock”), which shall vest in equal installments semiannually over three years;

•

2007 Annual Award as General Counsel of 10,000 restricted stock units of the Company (“RSUs”), which shall vest in equal annual installments over three years, subject to certain performance thresholds;

•

Adjustment to 2007 Annual Award for CEO Promotion of stock options to purchase 100,000 shares of Common Stock, which shall vest in equal installments semiannually over three years, subject to Ms. Braly becoming President and Chief Executive Officer on June 1, 2007;

•

Adjustment to 2007 Annual Award for CEO Promotion of 12,500 RSUs, which shall vest in equal annual installments over three years, subject to certain performance thresholds, subject to Ms. Braly becoming President and Chief Executive Officer on June 1, 2007;

•

Special One-Time Promotional Award of stock options to purchase 233,333 shares of Common Stock, which shall vest 50% after two years and 50% after three years, subject to Ms. Braly becoming President and Chief Executive Officer on June 1, 2007; and

•

Special One-Time Promotional Award of 29,167 RSUs, which shall vest 50% after two years and 50% after three years, subject to certain performance thresholds, subject to Ms. Braly becoming President and Chief Executive Officer on June 1, 2007.

Item 8.01. Other Events.

On February 26, 2007, the Company issued a press release announcing the planned retirement of Mr. Glasscock as President and CEO of the Company as of June 1, 2007, his succession by Ms. Braly as President and CEO, and his continuation of service as non-executive Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLPOINT, INC.

By:	/s/ Nancy L. Purcell
Name:	Nancy L. Purcell
Title:	Secretary

Date: February 26, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Employment Agreement between the Company and Angela F. Braly, dated as of February 24, 2007

99.1	Press Release dated February 26, 2007